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                                                                    Exhibit 16.1

Evers & Company, Ltd.
Certified Public Accountants

We have read and agree with paragraph (a) of Item 14 of Form 10 of Medaire, Inc. dated September 30, 2005.

/s/ Evers & Company, Ltd.

Phoenix, Arizona
September 30, 2005